Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hut 8 Corp. of our report dated March 6, 2024 relating to the consolidated financial statements of TZRC, LLC and its subsidiaries for the years ended December 31, 2023 and 2022, which appears in Hut 8 Corp.’s Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

December 4, 2024